Exhibit 99.1

For more information, contact:
FalconStor Software, Inc.
Joanne Ferrara, Investor Relations
631-773-5813
joanne.ferrara@falconstor.com

FalconStor Software Announces First Quarter 2013 Results

MELVILLE, N.Y., April 25, 2013—FalconStor Software, Inc. (NASDAQ: FALC), a market leader in disk-based data protection, today announced financial results for its first quarter ended March 31, 2013.

Total revenues for the first quarter of 2013 were $15.3 million, a decrease of 21 percent compared with $19.4 million in the same period a year ago. GAAP loss from operations for the first quarter of 2013 was $3.9 million, compared with an operating loss of $2.1 million for the first quarter of 2012. GAAP net loss for the quarter was $4.4 million, or $0.09 per share, compared with a net loss of $2.4 million, or $0.05 per share, for the same period a year ago. Included in the operating results for the first quarter of 2013 and 2012 were an expense of $0.1 million and a net reduction of $1.3 million, respectively, of investigation, litigation and settlement related costs.

Non-GAAP loss from operations was $2.9 million for the first quarter of 2013, compared with non-GAAP loss from operations of $1.9 million for the same period a year ago. Non-GAAP net loss was $3.4 million, or $0.07 per share, in the first quarter of 2013, compared with a non-GAAP net loss of $2.3 million, or $0.05 per share, in the first quarter of 2012. Non-GAAP results exclude the effects of stock-based compensation and costs associated with the Company’s investigations, litigation and settlement related costs.

The Company closed the quarter with $28.2 million in cash, cash equivalents and marketable securities. Deferred revenue at March 31, 2013, was $23.7 million, compared with $24.1 million at December 31, 2012.

“While governmental changes in three key Asia regions and continued economic malaise in Europe impacted our overall number, I am happy to report that we signed up more than 50 new logos in the quarter and we are rolling out a new demand generation program globally,” said Jim McNeil,  president and CEO of FalconStor. “Additionally, the increased interest in cloud computing has resulted in more activity surrounding our data migration capabilities. We fully expect our work in migration to have a positive impact on this year’s performance.”

The Company also recently announced the promotion of Gary Quinn to chief operating officer and the hiring of Rob Zecha as chief product officer. The appointments of these two industry veterans were made to further drive the Company’s global deployment of best practices in engineering and in sales and marketing.

Conference Call
The Company will host a conference call to discuss its financial results on Thursday April 25, 2013 at 4:30 p.m. EDT. To participate in the conference call, please dial:

Toll Free: 1-800-762-8779
International: +1-480-629-9819

To view the presentation, please copy and paste the following link into your browser and register for this meeting.  Once you have registered for the meeting, you will receive an email message confirming your registration.

https://falconstor.webex.com/falconstor/j.php?ED=20892683&RG=1&UID
Meeting: FalconStor Q1 2013 Earnings
Meeting password: q1numbers
Meeting Number: 832 216 009

If you are unable to register via the Internet, please contact Joanne Ferrara, Investor Relations at 631-773-5813 or joanne.ferrara@falconstor.com.

A conference call replay is scheduled to be available beginning April 25 at 6:30 p.m. EDT through 11:59 p.m. EDT on May 1. To listen to the replay of the call, dial toll free: 1-800-406-7325 or International: +1-303-590-3030, passcode: 4614280, or visit our website at www.falconstor.com/investors.

Non-GAAP Financial Measures
The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) costs associated with the Company’s class action and derivative lawsuits, government investigations, and related legal fees and (ii) noncash stock-based compensation charges and any potential tax effects. For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Non-GAAP Operating Data GAAP Reconciliation, presented in this release.

About FalconStor Software
FalconStor Software, Inc. (NASDAQ: FALC) is a market leader in disk-based data protection. The company’s mission is to transform traditional backup and disaster recovery into next-generation service-oriented data protection. Built upon an award-winning platform, FalconStor solutions deliver disk-based backup, continuous data protection, WAN-optimized replication and disaster recovery automation. FalconStor solutions are available through a worldwide network of partners, including solution providers, top-tier strategic partners, and OEMs. Thousands of customers worldwide, from small businesses to Fortune 100 enterprises, entrust their data to FalconStor solutions. FalconStor maintains headquarters in Melville, N.Y., and offices throughout Europe and the Asia Pacific region. For more information, visit www.falconstor.com or call 1-866-NOW-FALC (866-669-3252).

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This press release includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include: delays in product development; market acceptance of FalconStor’s products and services; technological change in the data protection industry; competition in the data protection market; results and costs associated with governmental investigations; intellectual property issues; and other risk factors discussed in FalconStor’s reports on Forms 10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor and FalconStor Software are registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader’s convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate.  Use of information obtained by following these links is at the reader’s own risk.

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$17,608,564	$18,651,468
Restricted cash	750,000	750,000
Marketable securities	9,805,890	10,530,942
Accounts receivable, net	10,298,428	14,130,302
Prepaid expenses and other current assets	2,811,530	2,796,665
Inventory	1,068,177	642,819
Deferred tax assets, net	425,985	464,031
Total current assets	42,768,574	47,966,227

Property and equipment, net	3,945,243	3,980,679
Deferred tax assets, net	86,465	86,465
Software development costs, net	1,079,760	1,161,822
Other assets, net	2,160,826	2,185,148
Goodwill	4,150,339	4,150,339
Other intangible assets, net	159,394	174,426
Total assets	$54,350,601	$59,705,106

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,184,490	$2,801,372
Accrued expenses	14,114,587	16,720,582
Deferred revenue, net	17,940,235	17,831,653
Total current liabilities	35,239,312	37,353,607

Other long-term liabilities	2,654,916	2,618,818
Deferred tax liabilities, net	171,682	167,875
Deferred revenue, net	5,789,983	6,311,865
Total liabilities	43,855,893	46,452,165

Commitments and contingencies

Total stockholders' equity	10,494,708	13,252,941
Total liabilities and stockholders' equity	$54,350,601	$59,705,106

FalconStor Software, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Revenues:
Product revenues	$7,759,456	$10,662,953
Support and services revenues	7,525,361	8,705,119
Total revenues	15,284,817	19,368,072

Cost of revenues:
Product	1,299,654	2,020,486
Support and service	3,008,403	3,161,356
Total cost of revenues	4,308,057	5,181,842

Gross profit	$10,976,760	$14,186,230

Operating expenses
Research and development costs	4,648,609	4,779,175
Selling and marketing	6,840,571	9,684,645
General and administrative	3,247,067	3,110,875
Investigation, litigation, and settlement
related costs	114,066	(1,290,920)
Total operating expenses	14,850,313	16,283,775

Operating loss	(3,873,553)	(2,097,545)

Interest and other loss, net	(330,790)	(139,331)

Loss before income taxes	(4,204,343)	(2,236,876)

Provision for income taxes	176,102	212,532

Net loss	$(4,380,445)	$(2,449,408)

Basic net loss per share	$(0.09)	$(0.05)

Diluted net loss per share	$(0.09)	$(0.05)

Weighted average basic shares
outstanding	47,862,834	47,044,482

Weighted average diluted shares
outstanding	47,862,834	47,044,482

FalconStor Software, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended
	March 31,

	2013	2012

GAAP loss from operations	$(3,873,553)	$(2,097,545)
Add: Non-cash stock option expense (1)	890,735	1,448,302
Legal related costs (3)	114,066	(1,290,920)
Non-GAAP loss from operations	(2,868,752)	(1,940,163)

GAAP net loss	$(4,380,445)	$(2,449,408)
Add: Non-cash stock option expense, net of
income taxes (2)	890,735	1,448,302
Legal related costs (3)	114,066	(1,290,920)
Non-GAAP net loss	(3,375,644)	(2,292,026)

GAAP gross margin - Product	83%	81%
Add: Non-cash stock option expense (1)	0%	0%
Non-GAAP gross margin - Product	83%	81%

GAAP gross margin - Support and Service	60%	64%
Add: Non-cash stock option expense (1)	1%	1%
Non-GAAP gross margin - Support and Service	61%	64%

GAAP operating margin	(25%)	(11%)
Add: Non-cash stock option expense (1)	6%	7%
Legal related costs (3)	1%	(7%)
Non-GAAP operating margin	(19%)	(10%)

GAAP Basic EPS	$(0.09)	$(0.05)
Add: Non-cash stock option expense, net of
income taxes (2)	0.02	0.03
Legal related costs (3)	0.00	(0.03)
Non-GAAP Basic EPS	(0.07)	(0.05)

GAAP Diluted EPS	$(0.09)	$(0.05)
Add: Non-cash stock option expense, net of
income taxes (2)	0.02	0.03
Legal related costs (3)	0.00	(0.03)
Non-GAAP Diluted EPS	(0.07)	(0.05)

Weighted average basic shares outstanding (GAAP and as adjusted)	47,862,834	47,044,482

Weighted average diluted shares outstanding (GAAP and as adjusted)	47,862,834	47,044,482

Footnotes:
(1)	Represents non-cash, stock-based compensation charges as follows:

	Three Months Ended
	March 31,

	2013	2012

Cost of revenues - Product	$49	$49
Cost of revenues - Support and Service	50,256	70,969
Research and development costs	134,910	318,958
Selling and marketing	284,038	486,625
General and administrative	421,482	571,701

Total non-cash stock based compensation expense	$890,735	$1,448,302

(2)
Represents the effects of non-cash stock-based compensation expense recognized in accordance with the FASB Accounting Standards Codification, Topic 718, net of related income tax effects. For the three months ended March 31, 2013 and 2012, the tax expense for both GAAP and Non-GAAP basis approximate the same amount.

(3)	Legal related costs represent expenses in connection with the Company’s investigations, litigation and settlement related costs for each respective period presented.